SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CHROMAVISION MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS Item 1 on Proxy Card
ELECTION OF DIRECTORS — ADDITIONAL INFORMATION
BOARD COMMITTEES
ADOPTION OF AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN Item 2 on Proxy Card
STOCK OWNERSHIP OF DIRECTORS AND OFFICERS AND BENEFICIAL OWNERS OF MORE THAN 5% AS OF APRIL 16, 2003
STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION & NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
2002 Stock Option Grants
2002 Stock Option Exercises and Year-End Stock Option Values
INDEPENDENT PUBLIC ACCOUNTANTS
APPENDIX A - CHROMAVISION MEDICAL SYSTEMS, INC. 1996 EQUITY COMPENSATION PLAN

33171 Paseo Cerveza
San Juan Capistrano, CA 92675-4824

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.chromavision.com

April 30, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

You are cordially invited to attend the ChromaVision Medical Systems, Inc. 2003 Annual Meeting of Stockholders.

DATE:	Wednesday, June 11, 2003

TIME:	8:30 a.m. Pacific time

PLACE:	Marriott Laguna Cliffs Resort
25135 Park Lantern
Dana Point, CA 92629
(949) 661-5000

DIRECTIONS:	Included on the last page of this Proxy Statement

No admission tickets are required. Only stockholders who owned stock at the close of business on April 16, 2003, the record date for the annual meeting, can vote at this meeting or any adjournments that may take place.

At the meeting, stockholders will be asked to vote on:

•	the election of eight directors;

•	approval of an amendment to the 1996 Equity Compensation Plan; and

•	any other business properly presented at the meeting.

We also will report on our 2002 business results and other matters we believe will be of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

We consider your vote important, no matter how many shares you hold, so please send in your signed proxy card as soon as possible so your vote will be represented at the meeting.

The proxy statement, the accompanying proxy card, and our annual report for the year ended December 31, 2002 are being mailed to stockholders on or about May 7, 2003, in connection with the solicitation of proxies for our 2003 annual meeting by the board of directors.

Please contact Allison Wlodyka at ChromaVision Investor Relations at (888) 443-3310 with any questions or concerns.

Sincerely,

Douglas S. Harrington, M.D.
Chairman of the Board

QUESTIONS AND ANSWERS

Q:	Who is soliciting proxies for the annual meeting?

A:	Proxies are being solicited on behalf of the board of directors of ChromaVision.

Q:	Who can attend the meeting?

A:	All ChromaVision stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:	What is the record date for the meeting?

A:	The record date for determining the ChromaVision stockholders of record entitled to receive notice of, and to vote at, the meeting was April 16, 2003.

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on the record date may vote at the annual meeting.

Q:	How many shares can vote?

A:	On April 16, 2003, there were 37,492,493 shares of ChromaVision common stock issued and outstanding. Every holder of common stock is entitled to cast one vote for each share of common stock held as of the record date.

Q:	What is being voted on?

A:	ChromaVision stockholders will vote on the following items at the meeting:

•	the election of eight directors who have been nominated to serve on our board of directors;

•	approval of an amendment to our 1996 Equity Compensation Plan; and

•	any other business that is properly presented at the meeting.

Q:	How does the board recommend I vote on these proposals?

A:	The board recommends you vote FOR each board nominee and FOR the amendment to the 1996 Equity Compensation Plan. The board is not aware of any other proposals to be brought before the meeting.

Q:	How do I vote?

A:	The enclosed proxy card describes three ways to vote, in addition to attending the meeting and voting your shares in person. You can vote:

• •	by telephone; via the Internet; or

•	by completing, signing and returning a signed proxy card in the envelope provided.

Even if you plan to attend the annual meeting and vote in person, please complete, sign and return your proxy card or cast your vote by telephone or over the Internet as described on the enclosed proxy card. That way, if you plan to attend the meeting but are unable to do so for any reason, your votes will still be represented at the meeting.

If you later decide to attend the meeting and want to vote in person, you may do so. If your shares are registered in your name and you want to vote at the meeting, no additional forms will be required. If your shares are held for you in the name of a bank, broker, or other nominee holder, you will have to obtain a legal proxy from the nominee holder to vote your shares at the meeting, as described below.

Your vote by telephone or Internet will help us save money. If you vote by telephone or Internet, you do not need to return your proxy card.

QUESTIONS AND ANSWERS

Q:	What if I hold my ChromaVision shares in a brokerage account?

A:	If you hold your shares through a bank, broker, or other nominee holder, you should receive a voting instruction form directly from your nominee describing how to vote your shares. In most cases, the form will offer you three ways to vote:

•	by telephone;

•	via the Internet; or

•	by completing and returning the voting instruction form to your bank, broker or other nominee holder.

You should carefully follow any instructions sent by your nominee holder to ensure that your instructions are received and your votes are cast as directed.

Please note that if your shares are held for you by a nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

If you and other residents at your mailing address own shares of ChromaVision stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or bank will send only one copy of our annual report and proxy statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another ChromaVision stockholder and together both of you would like to receive only a single set of ChromaVision annual disclosure documents, please contact ADP by telephone at 800-542-1061 or by mail to ADP, Attention: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

If you did not receive an individual copy of this year’s annual report or proxy statement, we will send a copy to you if you address a written request to ChromaVision Medical Systems, Inc., Attention: Investor Relations, 33171 Paseo Cerveza, San Juan Capistrano, CA 92675-4824 or call 1-888-443-3310.

Q:	What if I sign and return my proxy card or voting instruction form but don’t specify how I want my votes to be cast?

A:	If you sign and return your proxy card but do not mark any boxes showing how you wish to vote, the proxies designated on the card, Carl Apfelbach and Stephen Dixon, will vote your shares “FOR” each of the nominees for director named on the proxy card, “FOR” the amendment to the 1996 Equity Compensation Plan and in their discretion on all other matters which might come before the meeting.

If you sign and return your voting instruction form but don’t specify how you wish to vote, the nominee holders will vote “FOR” each of the nominees for director named on the proxy card and “FOR” the amendment to the 1996 Equity Compensation Plan.

QUESTIONS AND ANSWERS

Q:	What if I vote or return a proxy and later want to change my vote?

A:	If your shares are registered in your name, you may change your vote at any time before the meeting in one of three ways. You may:

•	notify our Corporate Secretary in writing that you want to change your vote and specify the change;

•	vote in person at the meeting; or

•	submit a proxy card dated later than your prior vote.

You may send written notices to our Corporate Secretary at our offices at:

33171 Paseo Cerveza, San Juan Capistrano, California 92675-4824 Attention: Stephen T. D. Dixon Fax: (949) 443-3366

Please note that if you hold your shares through a bank, broker, or other nominee holder and you wish to change your vote, you must deliver your change to that nominee. Remember, if your shares are held for you by a nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

Q:	Can I revoke my proxy after I return it?

A:	Yes. You can revoke your proxy at any time before the meeting by sending a written revocation or a later dated proxy to our Corporate Secretary at the address specified above.

Q:	What vote is required to elect directors?

A:	Assuming a quorum is present at the meeting, the top eight nominees who receive the highest number of votes will be elected as directors. Abstentions and instructions withholding authority to vote for one or more nominees will result in those nominees receiving fewer votes, but will not count as votes against a nominee. Safeguard Scientifics, Inc. owned approximately 61.71% of our outstanding common stock on the record date. Safeguard has advised the Company that it intends to vote its shares of ChromaVision common stock for the election of each of the nominees. If Safeguard does in fact vote its shares for these nominees, they will receive the necessary number of votes to be elected.

Q:	What is a quorum?

A:	A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. In order to transact business at the meeting, Delaware law generally requires that a majority of the outstanding ChromaVision stock entitled to vote must be represented in person or by proxy.

Q:	What vote is required to adopt the amendment to the 1996 Equity Compensation Plan?

A:	Assuming a quorum is present, a majority of the shares represented and entitled to vote on the amendment must be voted in favor of the amendment. Safeguard has advised the Company that it intends to vote its shares of ChromaVision common stock in favor of the amendment. If Safeguard does in fact vote its shares for the amendment, the amendment will receive the necessary number of votes to be adopted.

Q:	Do ChromaVision’s directors and officers have an interest in the matters to be voted on?

A:	In addition to the interest of the director nominees who are candidates in the election of directors, our directors also have an interest in the proposed amendment to the 1996 Equity

QUESTIONS AND ANSWERS

Compensation Plan because they are eligible to receive options under that plan. Similarly, our officers have an interest in the proposed amendment to the 1996 Equity Compensation Plan because they also are eligible to receive options under the plan.

Q:	Who will count the votes?

A:	A duly sworn representative of ChromaVision will count the votes and act as the inspector of elections at the meeting.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares may be registered under more than one name, address or account. If so, you will need to return each proxy card or voting instruction form you receive (or vote by telephone or over the Internet by following the instructions on the card in order to ensure that all of your shares, however held, are voted. We encourage you to have all accounts registered in the exact same name and address (whenever possible). Registered stockholders may obtain information about how to do this by contacting Mellon Investor Services, our transfer agent, at:

ChromaVision Medical Systems, Inc. c/o Mellon Investor Services P.O. Box 3315 S. Hackensack, NJ 07606-1915 Toll-free telephone (800) 851-9677

If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on the proxy cards, combining your accounts and share holdings will be easier to accomplish.

You also can find information on transferring shares and other useful stockholder information on our transfer agent’s website at www.melloninvestor.com.

Q:	What happens if I abstain from voting or don’t give voting instructions to my broker?

A:	If you submit a properly executed proxy, your shares will be counted in determining whether a quorum is present, even if you abstain from voting or withhold authority to vote on a particular proposal. If you abstain from voting or withhold authority to vote in the election of directors, doing so will have no effect on the election, because the eight nominees who receive the greatest number of votes, regardless of the actual number of votes cast, will be elected as directors. However, since the proposed amendment to the 1996 Equity Compensation Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote, abstentions and withheld authority will effectively count as a vote against the amendment.

Q:	What is a “broker non-vote” and how are they counted?

A:	A so-called “broker non-vote” occurs when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the stockholder for whom they are holding shares.

On certain “routine” matters (such as the election of directors) a broker or other nominee holder has discretionary voting power to vote the shares on the stockholder’s behalf without receiving instructions. However, nominee holders do not have discretionary authority to vote on “non-routine” matters and therefore cannot vote without receiving specific voting instructions. The Nasdaq Stock Market has no published rules or standards which specify what types of matters are considered “routine,” although elections of directors generally are considered “routine.” The proposed amendment to the 1996 Equity Compensation Plan might be considered

QUESTIONS AND ANSWERS

“non-routine,” in which case brokers and other nominees likely would not vote on that matter without specific voting instructions.

If a broker fails to return a valid proxy, the votes represented by that proxy are not counted in determining whether a quorum is present, nor do those shares affect any proposals requiring a percentage of the votes cast or a specific percentage of the shares present and authorized to be cast. If the broker returns a valid proxy without marking a vote or abstaining, the votes represented by the proxy will be counted in determining whether a quorum is present and any designated proxies named in the card would be entitled to exercise discretionary voting power if the proxy card so provides. The proxy card for the annual meeting does grant such discretionary voting power to Carl Apfelbach and Stephen Dixon. If the broker returns a proxy after crossing out a “non-routine” proposal as to which the broker cannot exercise discretionary voting power and has not received voting instructions, the shares represented by the proxy will be counted in determining whether a quorum is present but will not be counted as shares entitled to vote on the proposal. Therefore, broker-non-votes on any “non-routine” matters would have the effect of reducing the number of shares necessary to constitute a majority of the shares present and entitled to vote on the proposal, but otherwise would not be counted as votes either for or against the proposal.

Q:	Are there any expenses associated with soliciting proxies for the annual meeting?

A:	Yes. The company will bear the expense of soliciting proxies for the annual meeting and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of ChromaVision may solicit proxies in person or by telephone, although there are no contracts or arrangements to do so. Any such officers or other employees will receive no special compensation for soliciting proxies.

Q:	What is a stockholder proposal?

A:	A stockholder proposal is a recommendation or requirement from a stockholder that ChromaVision or our board of directors take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable SEC rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:	Can anyone submit a stockholder proposal?

A:	To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

QUESTIONS AND ANSWERS

Q:	If I wish to submit a stockholder proposal for the annual meeting in 2004, what action must I take?

A:	If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2004, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than January 8, 2004. In addition, the proposal must meet the requirements for stockholder proposals established by the SEC.

Send your proposal to: Stephen T. D. Dixon Executive VP, CFO and Secretary ChromaVision Medical Systems, Inc. 33171 Paseo Cerveza San Juan Capistrano, CA 92675-4824

If you wish to present a proposal at the annual meeting in 2004 that has not been included in the proxy statement, the persons named as proxies in the proxies solicited by our board of directors will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our Corporate Secretary at least 45 days before the date this year’s proxy statement is mailed to stockholders. We expect to mail the proxy statement on May 7, which would mean that notice of your proposal would have to be received by March 23, 2004.

Q:	Who are ChromaVision’s largest stockholders?

A:	As of April 16, 2003, Safeguard Scientifics, Inc. owned 61.71% of our outstanding common stock. Our directors and executive officers beneficially owned a total of approximately 5.44% of ChromaVision common stock as of April 16, 2003.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

Directors are elected annually and serve a one-year term. There are eight positions on ChromaVision’s board of directors and there are eight nominees for election this year, as described below. Each nominee has consented to act as a director if elected. You will find detailed information on each nominee below. If any director is unable to stand for election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The eight nominees who receive the highest number of affirmative votes will be elected as directors.

DOUGLAS S. HARRINGTON, M.D. Age 50	Director since 1996

Dr. Harrington has been chief executive officer and co-laboratory director of Specialty Laboratories, a publicly traded national reference laboratory services provider since May 2002. Dr. Harrington has been ChromaVision’s chairman of the board since December 1998 and was chief executive officer from December 1996 until April 2002. Prior to joining ChromaVision, Dr. Harrington served as chairman and president of Strategic Business Solutions, Inc., a privately held company specializing in the commercialization of biotechnology, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm. From 1992 to 1995, Dr. Harrington served as president of Nichols Institute, a publicly traded healthcare laboratory services provider that was sold to Corning, Inc. in 1994 and is now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Prior to 1992, Dr. Harrington held various management positions within Nichols Institute including vice president of operations and medical director. Dr. Harrington currently sits on the boards of Specialty Laboratories and one private company. Dr. Harrington is a clinical professor of pathology and laboratory medicine at the Keck School of Medicine, University of Southern California and has authored over 90 peer-reviewed publications. He received his B.A. in molecular biology and M.D. from the University of Colorado health science center in 1978 and is board certified in anatomic and clinical pathology and hematology. Dr. Harrington holds medical licenses in four states including California. He has multiple professional affiliations including the College of American Pathologists and the American Society of Clinical Pathology.

MICHAEL COLA Age 43	Director since 2000

Mr. Cola is managing director, corporate operations at Safeguard Scientifics, Inc., an operating company of businesses that provide business decision and life science software-based product and service solutions. Prior to joining Safeguard, Mr. Cola spent eight years at AstraZeneca, his most recent position being vice president, Global Clinical Operations, where he was responsible for global clinical and U.S. product development operations and technology solutions integration. Prior to joining AstraZeneca, he worked at the Campbell Soup Company in manufacturing and product development. Mr. Cola also spent four years in clinical and pre-clinical research at the University of Pennsylvania. He holds a Bachelor’s degree in Biology/Physics from Ursinus College and a Master’s of Science degree in Biomedical Engineering and Sciences from Drexel University.

CARL W. APFELBACH Age 50	Director since 2002

Mr. Apfelbach has been ChromaVision’s chief executive officer since April 2002 and president since May 2001. Mr. Apfelbach was also ChromaVision’s chief operating officer from May 2001 until April 2002. From December 1994 to November 2000, Mr. Apfelbach was employed by Dade Behring, a privately held provider of clinical and laboratory products. While at Dade Behring, Mr. Apfelbach served as corporate vice president of the company’s U.S.-based customer operations division. Prior to that, he was president of Dade Behring Limited in Tokyo, Japan, responsible for managing the subsidiary and also served as general manager for the Hemostasis global product line. From 1987 to 1994, Mr. Apfelbach was employed by Baxter International, a publicly traded worldwide manufacturer and distributor of diversified healthcare products, where he served as vice president and general manager. Prior to Baxter, Mr. Apfelbach spent six years at American Hospital Supply Corporation, a leading medical products manufacturer, marketer and distributor, which was acquired by Baxter in 1985. Mr. Apfelbach holds a Master’s in business administration in marketing and finance from Case Western Reserve University and a Bachelor’s degree in economics and history from Denison University.

N. JEFFREY KLAUDER Age 50	Director nominee

Mr. Klauder is managing director and general counsel of Safeguard Scientifics, Inc., an operating company of businesses that provide business decision and life science software-based product and service solutions. He joined Safeguard as senior vice president in April 2000 and became executive vice president and general counsel in December 2000 and managing director and general counsel in January 2002. Prior to joining Safeguard, Mr. Klauder was a partner in Morgan, Lewis & Bockius LLP, a law firm, since 1986, where he was co-chair of the firm’s Mergers & Acquisitions Group and a member of the firm’s Advisory Board.

IRWIN SCHER, M.D. Age 63	Director nominee

Since 2002, Dr. Scher has been vice president, global clinical R&D of Merck KGaA Darmstadt, Germany, an international division of Merck, a global pharmaceutical products and services company. From 1999 to 2002, Dr. Scher was a full time business consultant to the chief executive officer of Merck KGaA. From 1992 until 1999, Dr. Scher served as vice president and senior vice president, drug development and medical affairs at Merck, Astra Merck and AstraZeneca. Dr. Scher has authored 98 peer-reviewed publications, 39 book chapters and edited two books. He received a B.S. in chemistry from the New York State University at Albany and his M.D. from the Albert Einstein College of Medicine. He is board certified in internal medicine and rheumatology.

FRANK P. SLATTERY, JR. Age 65	Director nominee

Mr. Slattery has served as president of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to June 1994, Mr. Slattery served as a director, president and chief executive officer of LFC Financial Corporation, an equipment finance company. Mr. Slattery is a trustee of the Jefferson Health System and The Franklin Institute and the chairman of the board of the Main Line Health Systems. Mr. Slattery is a director of Tangram Enterprise Solutions, Inc., an asset management software company.

THOMAS R. TESTMAN Age 66	Director since 1998

Mr. Testman is a business consultant. Mr. Testman retired from his position as managing partner with Ernst & Young, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure with Ernst & Young, Mr. Testman held the position of national director of management consulting services, was western regional director of health care services, and managed area practice offices during various periods. During 1998, Mr. Testman served as interim chief executive officer for Techniclone Corporation, a cancer drug developer, and in 1997 he served as interim chief executive officer for Covenant Care, Inc., a skilled nursing care company, where he is currently chairman of the board. He also formerly served as a director of Nichols Institute, a publicly traded healthcare laboratory services provider that was sold to Corning, Inc. in 1994 and is now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Mr. Testman was a director of MiniMed, Inc. until its acquisition by Medtronic, Inc. in August of 2001. Mr. Testman has been a director of Specialty Laboratories since October 1996 and was appointed Chairman in April 2002. Mr. Testman is also a director and chairman of the audit committee of Amylin Pharmaceuticals, Inc. and serves as a director of four privately held health care companies.

JON R. WAMPLER Age 51	Director since 2000

Mr. Wampler served as president and chief executive officer of PacifiCare of California and vice president, western region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997. From 1990 to 1995, Mr. Wampler was president and chief executive officer of PacifiCare of Texas and vice president, southwest region of PacifiCare Health Systems, Inc. PacifiCare Health Systems, Inc. is a publicly traded managed health care services company. Prior to joining PacifiCare, Mr. Wampler served as executive director of Humana HealthCare Plans of Colorado. Mr. Wampler obtained a Bachelor of Arts degree in history and political science at Indiana University. He currently is involved with a number of community service organizations and is very actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean’s Council. Mr. Wampler has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine and also has spoken at numerous state and national forums on healthcare as an expert in managed care.

ELECTION OF DIRECTORS — ADDITIONAL INFORMATION

Board Meetings

The board of directors held fourteen meetings in 2002. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member, with the exception of Dr. Polan who attended 74% and Mr. Root, who attended 53%.

Board Compensation

Directors employed by ChromaVision or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the board or its committees. Directors who are not employees of the Company, its subsidiaries or Safeguard receive an initial payment of $5,000 and an annual cash retainer of $5,000 in addition to fees paid for attendance at meetings of the board and board committees. An additional $5,000 annual fee is paid for service as a committee chair. All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the board or board committees or with respect to other company business.

Each director who is not an employee of the Company, its subsidiaries or Safeguard is eligible to receive stock option grants at the discretion of the board, as described below.

Directors’ initial grants are generally options to purchase 30,000 shares, have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. Annual grants, generally to purchase 10,000 shares, vest 25% each three months following the grant date. The exercise price of these options is equal to the fair market value of a share of ChromaVision common stock on the grant date.

2002 Stock Option Grants to Directors

On January 21, 2002, Mr. Root and Mr. Wampler each were granted stock options to purchase 10,000 shares and Mr. Testman was granted a stock option to purchase 5,000 shares of ChromaVision common stock with an exercise price of $4.34, equal to the fair market value on such date. Each of these grants vests 25% each three months following the grant date. These stock options were granted to increase each individual’s option holdings and bring them more into alignment with competitive market compensation for persons in similar positions.

On January 22, 2002, Mr. Kentor was granted a stock option to purchase 20,000 shares of ChromaVision common stock upon being elected to the board of directors. This option has an exercise price of $4.34, equal to the fair market value on the grant date.

On November 26, 2002, each director who was not an employee of the Company, its subsidiaries or Safeguard was granted a stock option to purchase 10,000 shares of ChromaVision common stock. These options have an exercise price equal to $1.49, the fair market value on the grant date. These stock options were granted as a result of board approval of an updated director compensation policy.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings to which any officer, director or affiliate of ChromaVision, any beneficial or record owner of more than five percent of any class of ChromaVision voting stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to ChromaVision or any subsidiary or has a material interest adverse to ChromaVision or any subsidiary.

Compensation Committee Interlocks and Insider Participation

The compensation and nominating committee currently is comprised of Messrs. Wampler (Chairman), Cola and Testman and Dr. Polan, as described below.

BOARD COMMITTEES

The board has designated two committees to perform certain functions with delegated authority from the full board. The board of directors and the members of each of the committees of the board meet regularly in executive session without management.

The Audit Committee

The audit committee currently is comprised of Messrs. Testman (Chairman), Kentor and Wampler. The audit committee held four meetings in 2002. The audit committee:

•	recommends the hiring and retention of our independent certified public accountants;

•	discusses the scope and results of our audit with the independent certified public accountants;

•	reviews with management and the independent certified public accountants the interim and year-end operating results;

•	considers the adequacy of our internal accounting controls and audit procedures; and

•	reviews the non-audit services to be performed by the independent certified public accountants.

Each member of the audit committee is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc.

The board of directors has determined that Mr. Testman is an audit committee financial expert. An audit committee financial expert is a person who has the following attributes:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by ChromaVision’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

The audit committee has adopted a Charter and reviews the contents of the Charter at least annually.

The Compensation and Nominating Committee

The compensation and nominating committee currently is comprised of Messrs. Wampler (Chairman), Cola and Testman and Dr. Polan. The compensation and nominating committee held five meetings in 2002. The compensation and nominating committee has been delegated the responsibility for reviewing, assessing and approving all compensation and benefits for executive officers, with certain exceptions described below, and assessing board membership qualifications. In this regard, the committee:

•	reviews, assesses and approves all compensation and benefits for our officers, including salaries, bonuses and other incentive compensation, excluding stock options and stock awards;

•	oversees compensation strategy, policies, programs and employee benefit plans; and

•	reviews and assesses qualifications of candidates for the board, board committee memberships, and compensation and performance of directors and makes recommendations to the full board with respect to these matters.

However, with respect to stock option and other stock incentive plans and individual stock option grants and stock awards, the committee’s responsibility is limited to considering these matters in the context of overall compensation and to make recommendations to the board of directors. The board of directors alone has the power to make these grants and awards and to administer all stock option and other stock incentive plans.

The compensation and nominating committee will consider nominees recommended by stockholders if they are submitted in time for the committee to give them proper consideration. Any such recommendations should be submitted to the Secretary of our company at our corporate headquarters.

Other Committees

The board of directors from time to time may form other committees of the board for specific purposes and for specific time periods. For example, in connection with the Company’s consideration of its capital restructuring and Safeguard’s equity investment in 2002, the Company formed a special committee. Mr. Kentor (Chairman), and Messrs. Testman and Wampler were members of this committee, which held fourteen meetings in 2002. In general, committee members are paid for attendance at meetings and an additional $5,000 annual fee is paid for service as a committee chair. In 2002, Mr. Kentor received $11,250 in payments for services related to the special committee.

ADOPTION OF AMENDMENT TO
THE 1996 EQUITY COMPENSATION PLAN
Item 2 on Proxy Card

Background

You are being asked to approve an amendment to the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance under the plan.

Our Equity Compensation Plan was initially adopted in 1996. Currently, approximately 307,000 shares remain available for issuance under the 1996 Plan. Therefore, in April 2003, the board of directors approved an amendment to the plan authorizing the issuance of an additional 2,000,000 shares under the plan, subject to stockholder approval of the amendment.

Approval of this amendment requires the affirmative vote of a majority of the shares represented (in person or by proxy) and entitled to vote on the amendment at the annual meeting. If the amendment is approved, the total number of shares of common stock that may be issued under the 1996 Plan (including those already issued and those subject to currently outstanding options) will be increased from 4,700,000 to 6,700,000 shares.

Purpose of the 1996 Plan

The 1996 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We historically have generally granted incentive stock options and non-qualified stock options with an exercise price that has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting and retaining outstanding employees, directors and advisors, our 1996 Plan provides the flexibility for other types of grants.

We believe the 1996 Plan encourages the participants to contribute to our growth, thus benefiting our stockholders, and aligns the economic interests of the participants with those of our stockholders.

The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1996 Plan

The 1996 Plan, as proposed to be amended, authorizes the issuance of up to 6,700,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the plan during any calendar year is 500,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for issuance under the plan.

There currently are no plans to authorize any grants under the 1996 Plan to any specific person from the additional 2,000,000 shares that will be authorized for issuance if the proposed amendment is adopted. The amounts and recipients of any such grants will be determined by the board of directors, as described below. After giving effect to the proposed increase in the number of authorized shares in the plan, at April 16, 2003, of the 6,700,000 shares which are proposed to be authorized for issuance, 303,368 shares have been issued pursuant to grants awarded under the 1996 Plan, 4,089,463 shares are issuable upon exercise of options outstanding under the plan, and 2,307,169 shares remain available for future issuance. The closing price of a share of

ChromaVision common stock on April 16, 2003 was $ 0.93.

Administration of the 1996 Plan

The 1996 Plan is administered by the board of directors. However, the compensation and nominating committee considers matters relating to stock option and other stock incentive plans and individual stock option grants and stock awards and makes recommendations to the board of directors with respect to such matters. The board of directors alone has the power to make these grants and awards and to administer the plan. The board has the authority to administer and interpret the 1996 Plan. Specifically, the board is authorized to:

•	determine the individuals to whom grants will be made;

•	determine the type, size and terms of the grants;

•	determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

•	amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant’s right with respect to grants as a result of termination of employment or service or otherwise;

•	establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership;

•	make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1996 Plan; and

•	deal with any other matters arising under the plan.

Eligibility for Participation and Grants

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors, advisory board members, certain advisors or consultants of ChromaVision or any subsidiary. There are approximately 100 employees, 6 non-employee directors, and 12 advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights. All grants are subject to the terms and conditions of the 1996 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination. However, in no event will any grant be exercisable after more than 10 years, as provided in the plan. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to any restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor, member of any advisory board, consultant or member of the board. The board may waive or modify these termination provisions.

Stock Options

Grant of Stock Options. The board of directors may grant options qualifying as incentive stock options to employees. The board also may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

Option Price. The option exercise price is determined by the board at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Also, to the extent that the value (determined as of the grant date) of the stock subject to any incentive stock options held by a participant that become exercisable for the first time during any calendar year exceeds

$100,000, the option will not qualify as an incentive option. If a participant owns stock having more than 10% of the voting power of ChromaVision, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

Term and Exercisability of Stock Options. The board determines the term of stock options granted under the 1996 Plan, although the term may not exceed ten years from the date of grant. Further, if a participant owns stock having more than 10% of the voting power of ChromaVision, the term of an incentive stock option may not exceed five years. The board determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

Manner of Exercise of Stock Options. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

•	in cash;

•	by delivering shares of ChromaVision common stock already owned by the participant for a minimum of six months having a fair market value equal to the exercise price;

•	in a combination of cash and shares; or

•	any other method of payment the board may approve in its discretion, including a “cashless exercise” of a stock option effected by delivering a notice of exercise to ChromaVision and a securities broker, with instructions to the broker to deliver to ChromaVision out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to ChromaVision.

If the option agreement so specifies, upon receipt of a participant’s exercise notice, the board may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For an incentive stock option settled in cash or a non-qualified stock option, we are required to withhold applicable taxes. If approved by the board, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

•	one year following termination of service if an individual dies or is disabled; or

•	three months following termination of service for any other reason.

The board of directors, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, all stock options held by a participant at the date of termination of service will terminate unless the board otherwise determines. The board also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which ChromaVision has not yet delivered share certificates.

Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person’s right to receive the stock option.

The board may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

Restricted Stock Grants

The board may provide a participant with an opportunity to acquire shares of ChromaVision common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The board determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The board may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant’s service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the board provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the board determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the board. The board has the power to waive and accelerate restrictions in whole or in part.

Stock Appreciation Rights

The board may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of ChromaVision common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The board may pay this benefit in cash, in stock, or any combination of the two.

The board may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Termination of the 1996 Plan

The board may amend or terminate the 1996 Plan at any time as long the amendment or termination does not materially impair the rights of a participant without the participant’s consent. Stockholder approval of amendments will be required if the Internal Revenue Code or the rules of any securities exchange or over-the-counter market on which our stock is listed or included at the time requires stockholder approval of a particular amendment. The 1996 Plan will terminate, in any event, on December 11, 2006.

Adjustment Provisions

The board will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1996 Plan, to appropriately reflect any of the following events:

•	a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares;

•	a merger, reorganization or consolidation in which ChromaVision is the surviving corporation;

•	a reclassification or change in par value;

•	any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by ChromaVision; or

•	a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or payment of an extraordinary dividend or distribution.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 1996 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1996 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. A participant generally will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. ChromaVision will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. ChromaVision will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of recognized income, a tax deduction to ChromaVision. If, however, the holding period requirements are met, the participant will recognize no gain or loss with respect to the surrendered shares and, if the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares.

To the extent that the number of shares received exceeds the number surrendered, the participant still recognizes no gain or loss with respect to the surrendered shares, the participant’s basis in the excess shares will equal the amount of cash paid by the participant upon the exercise of the current stock option, and the participant’s holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Stock Options. There are no federal income tax consequences to a participant or ChromaVision upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price and ChromaVision will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, the participant will recognize no gain or loss with respect to the surrendered shares, and, if the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be subject to inclusion in the gross income of the participant. The participant’s basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant’s gross income as a result of the exercise of the stock option.

The board may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding requirements, subject to certain restrictions described in the 1996 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant’s income equal to the excess of the fair market value of the shares over the participant’s basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and ChromaVision will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and ChromaVision will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, ChromaVision generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund, and the participant will recognize a loss upon forfeiture only to the extent the participant does not recover any consideration paid by the participant for the restricted stock.

Stock Appreciation Rights. There are no federal income tax consequences to a participant or to ChromaVision upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. ChromaVision generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the amount of ordinary income recognized by the participant as a result of the receipt of such shares at the time of exercise of the SAR).

Tax Withholding. ChromaVision is subject to applicable tax withholding requirements with respect to compensation paid to participants under the 1996 Plan. ChromaVision has the right to deduct from amounts paid in cash, or from other wages paid to a participant pursuant to a grant, any taxes required by law to be withheld with respect to such payment. If grants are paid in shares of common stock, ChromaVision may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld having a value that does not exceed the amount of tax payable at the participant’s minimum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1996 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Under section 162(m) of the Code, ChromaVision may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include cash and the value of shares received upon the exercise of SARs granted under the 1996 Plan, the value of shares received upon the exercise of stock options (less any amount paid for such shares) and the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized). An exception does exist, however, for performance-based compensation. Grants of stock options and SARs generally will meet the requirements of performance-based compensation. Restricted stock grants generally will not qualify as performance-based compensation.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS AND
BENEFICIAL OWNERS OF MORE THAN 5%
AS OF APRIL 16, 2003

			Shares
		Options/	Beneficially
	Outstanding	Warrants	Owned
	Shares	Exercisable	Assuming
	Beneficially	Within 60	Exercise of	Percent of
Name	Owned	Days	Options	Shares

Safeguard Scientifics, Inc.	23,114,049	61,915	23,175,964	61.71%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945
Carl W. Apfelbach	8,712	141,969	150,681	*
Michael F. Cola	0	0	0	*
Douglas S. Harrington, M.D.	90,250	792,135	882,385	2.30%
Eric S. Kentor	2,500	15,666	18,166	*
N. Jeffrey Klauder	0	0	0	*
Mary Lake Polan, M.D., Ph.D.	12,800	70,000	82,800	*
Charles A. Root	104,768	41,250	146,018	*
Irwin Scher	50,000	0	50,000	*
Frank P. Slattery, Jr.	20,000	0	20,000	*
Thomas R. Testman	33,000	70,000	103,000	*
Jon R. Wampler	500	48,750	49,250	*
Kenneth D. Bauer, Ph.D.	0	132,911	132,911	*
Daniel M. Bowman	0	0	0	*
Stephen T.D. Dixon	0	0	0	*
Karen K. Garza	0	0	0	*
Kevin C. O’Boyle	3,240	157,083	160,323
Michael G. Schneider	23,973	91,495	115,468	*
Jose de la Torre-Bueno, Ph.D.	26,435	134,806	161,241	*
David Weisenthal	5,473	59,148	64,621	*
Executive officers and directors as a group (19 persons)	381,651	1,755,213	2,136,864	5.44%

*     Less than 1% of ChromaVision’s outstanding shares of common stock

Notes to Stock Ownership Table

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse), except as follows:

Safeguard Scientifics	Includes 19,737,243 shares beneficially owned by Safeguard Delaware, Inc., a wholly-owned subsidiary of Safeguard (“SDI”), and 3,438,721 shares beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard (“SSDI”). Safeguard and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares held by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI. Included in the 19,737,243 shares beneficially owned by SDI are 61,915 currently exercisable warrants.

Douglas S. Harrington	Includes 16,250 shares held in a family trust.

Mary Lake Polan	Includes 2,800 total shares held in three family trusts.

Michael G. Schneider	Includes 2,500 shares held in a 401(k) plan.

Thomas R. Testman	Includes 28,000 shares held in a family trust.

Jose de la Torre-Bueno	Includes 21,500 total shares held in two family trusts and 2,101 shares held in a 401(k) plan.

Jon R. Wampler	Includes 500 shares held in a family trust.

Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% stockholders. To the best of our knowledge, the only late filings during 2002 were two statements on Form 4 filed late by Kevin O’Boyle, our former Executive Vice President, Operations and Chief Financial Officer. One Form 4 reported the cancellation of four outstanding stock options and one Form 4 reported the amendment of six outstanding stock options. All reported transactions related to changes to an employment agreement.

STOCK PERFORMANCE GRAPH

The following chart compares the cumulative total stockholder return on ChromaVision common stock for the period from December 31, 1997 through December 31, 2002, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 3826 — Laboratory Analytical Instruments. The comparison assumes that $100 was invested on December 31, 1997 in ChromaVision common stock at the then closing price of $9.00 per share, and in each of the comparison indices and assumes reinvestment of dividends. The yearly percentage change is measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the five-year measurement period; by (ii) the share price at the beginning of the measurement period.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has furnished the following report:

     The Audit Committee reviewed ChromaVision’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. ChromaVision’s independent auditors are responsible for expressing an opinion on the conformity of ChromaVision’s audited financial statements with accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from ChromaVision and its management. The Audit Committee has also considered whether the independent auditors’ providing of other non-audit services to ChromaVision is compatible with their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in ChromaVision’s Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

Eric S. Kentor
Thomas R. Testman, Chairman
and Jon R. Wampler

Members of the Audit Committee

REPORT OF THE COMPENSATION & NOMINATING COMMITTEE
ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value. We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

•	base pay;

•	annual cash incentives; and

•	stock options.

Base Pay

In evaluating and establishing rates of base, bonus and long-term incentive pay, the compensation and nominating committee has periodically sought the assistance of independent compensation consultants who have assembled information concerning compensation levels adopted by companies in the same market for executive talent.

Compensation levels are established on the basis of competitive market data for comparable organizations of similar stage and size. In particular, the committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses. Base compensation also reflects the individual’s level of responsibility at ChromaVision.

CEO 2002 base pay. Dr. Harrington received no increase in base pay for 2002 and resigned as CEO in April 2002. The salary paid to Mr. Apfelbach during 2002 was established pursuant to the terms of the employment agreement Mr. Apfelbach entered into when he joined ChromaVision in 2001.

Other highly compensated executives’ 2002 base pay. Increases in base pay are determined based on the achievement of overall corporate and departmental goals in addition to individual performance criteria.

Annual Cash Incentives

Cash incentives are intended to motivate executives to achieve and exceed individual objectives and annual performance targets. Cash incentives for officers are based 80% on the achievement of multiple corporate performance targets specified in ChromaVision’s annual strategic plan, which may include the achievement of specific commercial, financial and strategic milestones, expense control, revenue growth, and gross margins. The other 20% is based on the achievement of personal and functional area objectives required by each individual’s job responsibilities.

CEO 2002 cash incentives. Neither Dr. Harrington nor Mr. Apfelbach received cash incentives in 2002 in support of the company’s achievement of its overall objectives.

Other highly compensated executives’ 2002 cash incentives. No executive officers received cash incentives in 2002 in support of the company’s achievement of its overall objectives. Mr. Dixon, however, received a signing bonus in accordance with the terms of his employment agreement.

Stock Options

The 1996 Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our long-term financial and operational objectives. Stock options reward recipients based on increases in share price, thereby aligning the interests of our executives and employees with those of our stockholders. Awards vest ratably over a number of years and, therefore, enhance employee retention. Grants are made periodically based on subjective assessment of a number of factors, including the achievement of our commercial, financial and strategic objectives, individual contributions, and competitive market levels for peer positions. Options are also granted to new hires to attract the highest caliber of employee in a highly competitive recruiting market.

CEO 2002 stock option awards. The committee granted a stock option to purchase 58,226 shares to Dr. Harrington and stock options to purchase 292,875 shares to Mr. Apfelbach during 2002 based on the subjective factors discussed above.

Other highly compensated executives’ 2002 stock option awards. The committee granted stock options during 2002 to certain new and existing executives and employees. The number of options granted was based on each person’s responsibilities and the other subjective factors discussed above.

IRS Limits on Deductibility of Compensation

Internal Revenue Code section 162(m) provides that publicly held companies cannot deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not “performance-based” as defined in section 162(m). For incentive compensation to qualify as “performance-based” compensation, the committee’s discretion to grant awards must be strictly limited. We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). We believe that the benefit to ChromaVision of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).

Submitted by the Compensation & Nominating Committee:

Michael F. Cola
Mary Lake Polan, M.D., Ph.D.
Thomas R. Testman
and Jon R. Wampler, Chairman

EXECUTIVE COMPENSATION &
OTHER ARRANGEMENTS

Summary Compensation Table
for Named Executive Officers

								Long-Term
								Compensation
		Annual Compensation						Awards

								Securities
						Other Annual		Underlying	All Other
Name and Principal						Compensation		Options/SARS	Compensation
Position	Year	Salary ($)		Bonus ($)		($)		(#)	($)

Carl W. Apfelbach,	2002	$250,000		$0		$7,200	(1)	292,875	$2,598	(2)
President and Chief Executive Officer(a)	2001	144,339		0		73,889		275,000	3,201
Kenneth D. Bauer,	2002	$178,200		$0		—		95,324	$3,278	(2)
Ph.D., Vice President,
Chief Science Officer	2001	177,769		0		—		12,325	5,250

	2000	145,000		10,000		—		16,500	4,350
Stephen T.D. Dixon,	2002	$9,423	(3)	$195,000	(4)	$300	(1)	300,000	—
Executive Vice President and Chief Financial Officer(b)
Michael G. Schneider,	2002	$175,983		$0		$153,887	(1)(5)	119,474	$3,270	(2)
Senior Vice President,
Operations	2001	162,583		0		11,638		30,750	5,250

	2000	153,631		20,000		—		15,000	5,100
Jose de la Torre-	2002	$171,510		$0		—		100,888	$3,381	(2)
Bueno, Ph.D.,
Vice President, Chief	2001	141,254		—		—		17,500	4,594
Technology Officer
	2000	136,044		10,000		—		75,000	4,081
Douglas S	2002	$118,846		$0		$6,848	(1)	58,226	$151,851	(2)(6)
Harrington, M.D., Former Chief	2001	240,000		0		8,205		42,656	5,250
Executive Officer and Chairman(a)	2000	240,000		0		—		40,625	5,100
Kevin C. O’Boyle,	2002	$238,411		$0		$8,400	(1)	17,888	$229,209	(2)(6)
Former Executive Vice President,	2001	215,885		0		8,400		51,200	5,250
Operations, and Chief Financial Officer(b)	2000	173,190		25,000		2,800		44,000	5,100

Notes to Annual Compensation Table:

(a)	Douglas S. Harrington was Chief Executive Officer until April 2002 at which time Carl W. Apfelbach became Chief Executive Officer.

(b)	Kevin C. O’Boyle was Chief Financial Officer until December 2002 at which time Stephen T. D. Dixon became Chief Financial Officer.

(1)	Mr. Apfelbach, Mr. O’Boyle, Mr. Schneider, Dr. Harrington and Mr. Dixon each received automobile allowances in accordance with each of their respective employment agreements.

(2)	Amounts represent a matching contribution under a voluntary savings plan.

(3)	Mr. Dixon’s reported salary reflects his employment as of December 2002. His annual salary for the full year would have been $245,000.

(4)	In connection with his employment agreement, Mr. Dixon received a signing bonus of $120,000 payable in two equal installments in January 2003 and January 2004 subject to certain limitations. He received an additional guaranteed portion of a 2003 bonus of $75,000 also payable in two installments in January 2003 and January 2004.

(5)	Mr. Schneider received $153,087 in relocation expenses.

(6)	Amounts include $150,000 and $226,000 in severance payments to Dr. Harrington and Mr. O’Boyle respectively in connection with changes to their employment agreements. These amounts are to be paid in 2003.

2002 Stock Option Grants

						Potential Realizable
						Value
						At Assumed Annual
						Rates of Stock Price
						Appreciation
Individual Grants(1)						for Option Term(2)

			% of Total
	Number of		Options
	Securities		Granted to
	Underlying		Employees	Exercise or
	Options		in Fiscal	Base Price	Expiration	5%	10%
Name	Granted (#)		Year	($/Sh)(3)	Date	($)	($)

Carl W. Apfelbach	17,875	(4)		$4.90	2/12/09	$35,657	$83,096
			16.95%
	275,000	(4)		1.45	9/27/09	194,131	378,301
Kenneth D. Bauer	10,324	(4)		$4.90	2/12/09	$20,594	$47,993
			5.52%
	85,000	(4)		1.45	9/27/09	50,175	116,929
Stephen T.D. Dixon	300,000	(5)	17.36%	$1.64	12/02/12	$309,416	$784,121
Michael G. Schneider	9,474	(4)		$4.90	2/12/09	$18,899	$44,042
			6.91%
	110,000	(4)		1.45	9/27/09	64,993	151,320
Jose de la Torre-Bueno	10,888	(4)		$4.90	2/12/09	$21,719	$50,615
			5.84%
	90,000	(4)		1.45	9/27/09	53,127	123,808
Douglas S. Harrington	58,226	(4)	3.37%	$4.90	2/12/09	$79,458	$175,745
Kevin C. O’Boyle	17,888	(4)(6)	1.04%	$4.90	12/20/03	$35,683	$83,156

(1)	Each option grant provides that the option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). Upon a change of control, all options become fully vested. The board of directors may modify the terms of outstanding options, including acceleration of the exercise date.

(2)	These values assume that the shares appreciate from the market price on the grant date (which may be significantly in excess of the current market price) at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3)	All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4)	Options vest 25% each year commencing on the first anniversary of the grant date.

(5)	Option vests 25% as of the first anniversary of the grant date and the remaining 75% vests in equal monthly installments over three years commencing on the first anniversary of the date of grant.

(6)	Stock option terms were amended in December 2002 to allow for continued vesting for a period of 12 months and continued exercisability for an additional 12 months. 4,472 shares of the option to purchase 17,888 became exercisable according to its original terms on February 12, 2003. The remaining unvested 8,944 shares of the option will expire on December 20, 2003 before they become exercisable.

2002 Stock Option Exercises and Year-End Stock Option Values

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised
	on		Options		In-The-Money Options
	Exercise	Value	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl W. Apfelbach	0	—	68,750	499,125	$0	$0
Kenneth D. Bauer	0	—	126,874	123,275	$0	$0
Stephen T.D. Dixon	0	—	0	300,000	$0	$0
Michael G. Schneider	0	—	78,626	142,848	$0	$0
Jose de la Torre-Bueno	0	—	122,709	145,679	$0	$0
Douglas S. Harrington	0	—	834,883	112,874	$6,625	$0
Kevin C. O’Boyle	0	—	152,611	26,477	$0	$0

(1)	Value is calculated using the difference between the option exercise price and the year-end stock price of $1.33, multiplied by the number of shares subject to an option.

Employment Contracts with Named Executive Officers

Chief Executive Officer

During fiscal year 2002, Dr. Harrington served as the chief executive officer until April 2002 and Mr. Apfelbach commenced service as the chief executive officer in April 2002. Mr. Apfelbach also serves as the president.

Dr. Harrington’s employment agreement provides for a base salary of $240,000 per year, as well as eligibility for an annual performance-based bonus. In addition, Dr. Harrington’s employment agreement provides that he is eligible to receive grants of stock options under the 1996 Equity Compensation Plan and provides for additional perquisites, such as an automobile allowance of $682 per month, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above. In connection with Dr. Harrington’s termination of employment in April 2002, Dr. Harrington and ChromaVision entered into a severance agreement, which superseded all prior employment and severance agreements and arrangements. Pursuant to this agreement, upon termination, Dr. Harrington became entitled to the following:

•	68,000 shares of common stock issued under the 1996 Equity Compensation Plan;

•	$150,000 severance payment, payable in four equal installments during 2003; and

•	continuation of the exercisability and vesting of stock options for 24 months following the date of termination and, upon delivery of an executed general release of claims and observance of certain non-compete and non-solicitation covenants, continuation of such exercisability and vesting for an additional 24 months thereafter.

In addition, Dr. Harrington agreed that certain of his outstanding options would be terminated.

Mr. Apfelbach’s employment agreement provides for a base salary of $250,000 per year, as well as eligibility for an annual performance-based bonus.

Chief Financial Officer

During fiscal year 2002, Kevin C. O’Boyle served as the executive vice president, operations and chief financial officer until the termination of his service in December 2002. Mr. Dixon commenced service as the chief financial officer in December 2002.

Mr. O’Boyle’s employment agreement provides for a base salary of $226,000 per year, as well as eligibility for an annual performance-based bonus. In connection with Mr. O’Boyle’s termination of employment in December 2002, Mr. O’Boyle and ChromaVision entered into a severance agreement which superseded all prior employment and severance agreements and arrangements. Pursuant to this agreement, upon termination, Mr. O’Boyle became entitled to the following:

•	one year of salary continuation;

•	payment of a pro rata share of any bonus for the year of termination if any bonuses are paid to other senior executives;

•	continued payment of health insurance premiums for Mr. O’Boyle and his family, with certain limitations;

•	acceleration of 50% of any unvested options at the date of termination, continuation of vesting of any remaining unvested options during the 12-month period following the date of termination, and extension of the post-termination exercise period to 12 months following the date of termination;

•	upon delivery of an executed general release of claims and observance of certain non-compete and non-solicitation covenants, continuation of exercisability and vesting of options for an additional 12 months thereafter;

•	continued payment of premiums on the existing life insurance policy for one year following the date of termination; and

•	payment for up to $20,000 for executive outplacement services from a firm selected by ChromaVision.

In addition, Mr. O’Boyle agreed that certain of his outstanding options would be terminated.

Mr. Dixon’s employment agreement provides for a base salary of $245,000 per year, as well as eligibility for an annual performance-based bonus, a portion of which is guaranteed. In addition, Mr. Dixon’s employment agreement provides for a signing bonus of $120,000 and that he will receive a stock option to purchase 300,000 shares of common stock and is eligible to receive grants of stock options under the 1996 Equity Compensation Plan. Mr. Dixon also is entitled to additional perquisites, such as an automobile allowance of $600 per month, certain insurance coverage and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Senior Vice President of Operations

Michael G. Schneider serves as the senior vice president of operations. Mr. Schneider’s employment agreement provides for a base salary of $200,000 per year, as well as eligibility for an annual performance-based bonus. In addition, Mr. Schneider’s employment agreement provides that he is eligible to receive grants of stock options under the 1996 Equity Compensation Plan and also is entitled to additional perquisites, such as an automobile allowance of $600 per month, certain insurance coverage and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Severance and Change-in-Control Arrangements

Messrs. Apfelbach, Dixon, Schneider and Torre-Bueno are each parties to a severance agreement which provides, in general and subject to certain modifications in the case of the specific executive, that in the event that the executive’s employment is terminated by us without cause or by him for specified reasons relating to changes in his responsibilities or the location of our principal executive office or a change-in-control of the Company, the executive will be entitled to:

•	one year of salary continuation;

•	acceleration of the vesting of certain stock options and an extension of the exercisability of certain stock options for various periods of time;

•	continuation of health insurance benefits for the one-year severance period (subject to certain limitations);

•	payment of a pro rata share of any bonus he would have received in the year of termination, as determined by the board; and

•	up to $15,000 for executive outplacement services.

Certain of the executive’s severance benefits are contingent upon the execution and delivery of a general release and his observance of certain non-competition and non-solicitation covenants.

Relationships and Related Transactions with Management and Others

In June 2002 we signed a number of separate agreements pursuant to which Safeguard agreed to:

•	purchase an aggregate of 4,416,404 shares of our Common Stock for $7 million, or $1.585 per share;

•	acquire 10,730 of the 12,500 outstanding shares of our Series D 5% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) from six institutional investors; and

•	guarantee up to $3 million in additional debt financing for our Company.

Of the 4,416,404 shares to be purchased, 4,053,641 were purchased on June 13, 2002 and 100 were purchased on July 11, 2002 for an aggregate of $6,425,180. The remaining 1,270 shares of Series D Preferred Stock that were outstanding and held by others were converted in separate transactions into 819,290 shares of Common Stock on June 13, 2002.

On August 28, 2002, after receiving stockholder approval at a special meeting, we completed the sale of the balance of the $7 million of Common Stock ($6.1 million net of transaction expenses) and the conversion and retirement of all of the outstanding shares of the Series D Preferred Stock. Safeguard purchased the remaining 362,663 shares of Common Stock and converted the 10,730 shares of Series D Preferred Stock acquired by it as well as the additional 500 shares it already owned into 7,142,280 shares of Common Stock. Pursuant to the June 13, 2002 agreements, we reduced the exercise price of the warrants to purchase 524,750 shares of our Common Stock held by six institutional holders of the Series D Preferred Stock (excluding Safeguard) from $6.86 to $2 per share. The exercise price of a similar warrant held by Safeguard to purchase 21,865 shares was reduced to $4.0019 per share in accordance with the terms of the warrant.

We have also issued to Safeguard a warrant to purchase up to 975,000 additional shares of our Common Stock in the event any presently outstanding options or warrants to purchase our Common Stock are exercised. The exercise price payable by Safeguard under the warrant would equal the exercise price of the existing options or warrants being exercised. We have also entered into a right of first refusal and entered into certain other agreements intended to protect Safeguard against dilution from future issuances of our Common Stock.

Prior to our entering into these transactions with Safeguard, Safeguard and its affiliates owned beneficially 6,556,672 shares of our Common Stock, or approximately 32% of the number of shares beneficially owned (calculated in accordance with a rule of the Securities and Exchange Commission). As a result of the transaction and an unrelated acquisition of additional shares by Safeguard, it owned beneficially 18,529,556 shares of our Common Stock or approximately 56% of the number of shares outstanding.

As a result of these transactions, Safeguard has the power to elect all of the directors of our Company. We have also given Safeguard contractual rights enabling it to exercise significant control over our Company.

In February 2003, we entered into an agreement for a $3 million revolving line of credit with the Technology and Life Sciences Division of Comerica Bank-California. The credit line is a one-year facility under which borrowings of credit will be guaranteed by Safeguard.

The borrowings under the revolving line of credit will be at one-half percent over Comerica’s prime rate with customary financial and other covenants. The Company will pay a one-time fee to Safeguard for the guarantee of $15,000 plus an amount equal to 4.5% per annum of the daily weighted average of the principal amounts outstanding under the line of credit.

Also in February 2003, we completed a private placement of $5 million of Common Stock to Safeguard involving the sale of 4,646,408 newly issued shares of at a price of $1.0761 per share.

As a result of this transaction, Safeguard owns approximately 62% of the number of shares outstanding.

The terms of each of the transactions were negotiated by a special committee of the board of directors consisting solely of independent directors. The special committee recommended to the board of directors that it approve each of these transactions.

Mr. Cola, one of our directors since 2000 and a nominee for election to the board at the 2003 annual meeting, is managing director, corporate operations of Safeguard Scientifics, Inc. Mr. Cola abstained from all board votes with respect to transactions between the Company and Safeguard. Mr. Klauder, nominee for election to the board at the 2003 annual meeting, is managing director and general counsel of Safeguard Scientifics, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has been our independent certified public accountant since our inception in 1996. We intend to retain them for 2003. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement at the meeting if desired, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of ChromaVision’s annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP.

	2001	2002

Audit fees, excluding audit related fees described below	$91,000	$106,000

Financial information systems design and implementation fees	$0	$0

All other fees:
Audit related fees(1)	$27,000	$7,500
Other non-audit services(2)	$33,000	$43,400

Total all other fees	$60,000	$50,900

(1)	Audit related fees consisted principally of assistance with registration statement filings.

(2)	Other non-audit fees were related to tax compliance and preparation services.

The Audit Committee of the Board of Directors considered whether the foregoing expenditures are compatible with maintaining the independence of KPMG LLP.

Appendix A

33171 Paseo Cerveza
San Juan Capistrano, CA 92675-4824

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.chromavision.com

2003 ANNUAL MEETING OF STOCKHOLDERS

Marriott Laguna Cliffs Resort
25135 Park Lantern
Dana Point, CA 92629
(949) 661-5000
(949) 661-5358 Fax

Traveling South from Los Angeles, Long Beach or Orange County

Take Interstate 5 Freeway Southbound.
Exit at Pacific Coast Highway & bear right, heading North.
Turn left on Dana Point Harbor Drive. Turn right on Park Lantern.
OR
Take Pacific Coast Highway Southbound.
Turn right on Dana Point Harbor Drive. Turn right on Park Lantern.

Traveling North from San Diego County

Take Interstate 5 Freeway Northbound. Exit at “Beach Cities”.
Bear left and go to Pacific Coast Highway, heading North.
Turn left on Dana Point Harbor Drive. Turn right on Park Lantern.

CHROMAVISION MEDICAL SYSTEMS, INC.
1996 EQUITY COMPENSATION PLAN

SECTION 1. Purpose; Definitions

     The purpose of the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan (the “Plan”) is to provide employees (including employees who are also officers or directors), non-employee directors, advisory board members and Eligible Independent Contractors (as hereinafter defined) of ChromaVision Medical Systems, Inc. (the “Company”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards. The Company believes that the Plan will enable the Company to attract, retain and motivate its employees, non-employee directors, advisory board members and Eligible Independent Contractors, will encourage Plan participants to contribute materially to the growth of the Company for the benefit of the Company’s stockholders, and will align the economic interests of the Plan participants with those of the stockholders.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

     a.     “Board” means the Board of Directors of the Company.

     b.     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     c.     “Committee” means the Committee designated by the Board to administer the Plan.

     d.     “Company” means ChromaVision Medical Systems, Inc., its subsidiaries or any successor organization.

     e.     “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     f.     “Eligible Independent Contractor” means an independent consultant or advisor hired by the Company to provide bona fide services for the Company that are not in connection with the offer or sale of securities in a capital-raising transaction.

     g.     “Employed by the Company” shall mean employment as an employee, Eligible Independent Contractor, member of any advisory board, or member of the Board, so that for purposes of exercising Stock Options and Stock Appreciation Rights and satisfying conditions with respect to Restricted Stock Grants, a Participant shall not be considered to have terminated employment until the Participant ceases to be an employee, Eligible Independent Contractor, member of any advisory board, or member of the Board; provided, however, that the Committee may determine otherwise as may be specified in an individual Participant’s Grant Letter.

     h.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     i.     “Fair Market Value” means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, determined as follows: (i) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

     j.     “Grant” means any Stock Option, Stock Appreciation Right or Restricted Stock award granted pursuant to the Plan.

     k.     “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

     l.     “Insider” means a Participant who is subject to Section 16 of the Exchange Act.

     m.     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     n.     “Participant” means an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

     o.     “Plan” means the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as hereinafter amended from time to time.

     p.     “Restricted Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

     q.     “Securities Act” shall mean the Securities Act of 1933, as amended.

     r.     “Securities Broker” means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

     s.     “Stock” means the Common Stock of the Company, $.01 par value per share.

     t.     “Stock Appreciation Right” means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

     u.     “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

     v.     “Termination for Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached his or her employment or service contract, non-competition or other obligation with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

SECTION 2. Administration

     The Plan shall be administered by a Committee which shall consist of two or more non-employee directors appointed by the Board. In the absence of the designation of a Committee to administer the Plan, the Plan shall be administered by the full Board.

     The Committee shall have the authority to:

     (a)  select the Participants to whom Grants may from time to time be made hereunder;

     (b)  determine the type, size and terms of the Grants to be made to each such Participant;

     (c)  determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

     (d)  amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including, but not limited to, amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant’s right with respect to Grants under the Plan as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion, or substitution of new Stock Options for previously granted Stock Options, including previously granted Stock Options having high option prices;

     (e)  establish from time to time any policy or program to encourage or require Participants to achieve or maintain equity ownership in the Company through the use of the Plan upon such terms and conditions as the Committee may determine in its sole discretion, and thereafter to amend, modify or terminate such policy or program as the Committee may from time to time deem appropriate; and

     (f)  deal with any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan and any Grant made under the Plan, to make factual determinations and to adopt, alter and repeal such administrative rules, guidelines, practices, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons having any interest in the Plan or in any Grants made hereunder. All power of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company’s Articles of Incorporation, by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any applicable law, the Company’s Articles of Incorporation or by-laws, agreement, vote of the stockholders or directors, or otherwise.

SECTION 3. Stock Subject to the Plan

     (a)  The aggregate number of shares of Stock that may be issued or transferred under the Plan is 6,700,000 subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended to increase the number of shares of Stock issuable and transferable hereunder or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for subsequent awards under the Plan.

     (b)  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company’s payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company’s capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

SECTION 4. Eligibility; Participant Limitations Concerning Issuances

     All employees, non-employee directors and Eligible Independent Contractors are eligible to participate in the Plan. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any Participant during any one calendar year shall not exceed 500,000. The terms and provisions of Grants made under the Plan may vary between Participants or as to the same Participant to whom more than one Grant may be awarded.

SECTION 5. Stock Options

     Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     (a)  Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

          Any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of the Fair Market Value per share on the date of the grant.

     (b)  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Stock Option.

     (c)  Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (d)  Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised, in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate); provided, however, that (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the Participant may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for the requisite period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

          If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such Participant’s written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the Participant an amount, in cash or

Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

          To the extent permitted under the applicable laws and regulations, at the request of the Participant and if authorized by the Committee, in its sole discretion, at or after grant, the Company agrees to cooperate in a “cashless exercise” of a Stock Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

          No shares of Stock shall be issued until full payment therefor has been made. A Participant shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the Participant following exercise of the Option in accordance with the Plan.

     (e)  Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the Participant. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

     (f)  Replacement Options. The Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive replacement Options pursuant to this part of the Plan. Any such replacement option shall be granted upon such terms and subject to such conditions and limitations as the Committee may deem appropriate. Any replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the number of shares of the original option exercised. The per share exercise price of any replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term as determined by the Committee at the time of grant of the original Option.

          The Committee shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

     (g)  Non-transferability of Options. Except as provided below, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. When a Participant dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, at or after Grant, that a Participant may transfer Nonqualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Committee may determine.

     (h)  Termination of Employment; Disability; Death

(i) Unless otherwise determined by the Committee at or after grant, in the event of a Participant’s termination of employment (voluntary or involuntary) for any reason other than as provided below, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(ii) Unless otherwise determined by the Committee at or after grant, if any Participant ceases to be employed by the Company on account of a Termination for Cause by the Company, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be employed by the Company, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Stock.

(iii) Unless otherwise determined by the Committee at or after grant, if a Participant’s employment by the Company terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(iv) Unless otherwise determined by the Committee at or after grant, if any Participant dies while employed by the Company or within three months after the date on which the Participant ceases to be employed by the Company on account of termination of employment specified in Section 5(h)(i) above (or within such other period of time as may be specified by the Committee), any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (i)  Incentive Stock Option Limitation. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock

Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     (j)  Issuance of Shares. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the Participant a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6. Stock Appreciation Rights

     (a)  Grant and Exercise. Stock Appreciation Rights may be granted either separately or in tandem with all or part of any Stock Option granted under the Plan. The provisions of Stock Appreciation Rights awarded under the Plan need not be the same with respect to each Participant. In the case of a Non-Qualified Stock Option, such rights may be granted either at the grant of such Stock Option or at any time thereafter while the Option remains outstanding. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The Committee shall establish the base amount of the Stock Appreciation Rights at the time the Stock Appreciation Right is granted. Unless the Committee determines otherwise, the base amount of each Stock Appreciation Right shall be equal to the per share option price of the related Stock Option or, if there is no related Stock Option, the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b)  Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any,

shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(g) of the Plan.

(iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7. Restricted Stock

     (a)  Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the employees, non-employee directors or Eligible Independent Contractors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

     (b)  Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(ii) Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan and an Agreement entered into between the registered owner and ChromaVision Medical Systems, Inc. Copies of such Plan and Agreement are on file at the offices of ChromaVision Medical Systems, Inc.”

(iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c)  Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

(iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant’s employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

(iv) The Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8. Withholding and Use of Shares to Satisfy Tax Obligations

     (a)  Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Participant, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Company Stock, the Company may require the Participant or other person receiving such Stock to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b)  Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

SECTION 9. Amendments and Termination

     The Board may amend or terminate the Plan at any time and from time to time, but no amendment or termination shall be made which would impair the rights of a Participant under a Grant theretofore awarded without the Participant’s consent; and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company’s Stock is then listed or included. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10. Unfunded Status of Plan

     The Plan is intended to constitute an “unfunded” plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 11. General Provisions

     (a)  The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and not with a view to distribution thereof and that such Participant will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event no Stock shall be issued to such Participant unless and until the Company is satisfied with such representation. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed or included, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     (c)  The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

     (d)  At the time of grant, the Committee may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company upon termination of employment, subject to a repurchase price and such other terms and conditions as the Committee may specify at the time of grant.

     (e)  The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

     (f)  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

     (g)  The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 12. Effective Date and Term of Plan

     The Plan shall be effective as of December 12, 1996, subject to the consent or approval of the Company’s stockholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after December 11, 2006, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by the unanimous consent of all stockholders or by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Grants awarded hereunder shall be null and void and no additional Grants shall be awarded hereunder.

SECTION 13. Interpretation

     A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Grants awarded thereunder shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 14. Governing Law.

     With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Grants awarded thereunder.

SECTION 15. Compliance With Section 16b of the Exchange Act.

     Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16b of the Exchange Act, at least six months must elapse from the date of grant of an Option, Stock Appreciation Right or Restricted Stock award to the date of disposition of the Stock issued upon exercise of such Option or Stock Appreciation Right or grant of such Restricted Stock award.

PROXY

CHROMAVISION MEDICAL SYSTEMS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Please sign and date this proxy and indicate how you wish to vote on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

     When you sign and return this proxy card, you

•	appoint Carl W. Apfelbach and Stephen T. D. Dixon, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on June 11, 2003, and at any adjournments of that meeting;

•	authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

•	revoke any previous proxies you may have signed.

     IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES TO THE BOARD OF DIRECTORS, “FOR” ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -
33171 Paseo Cerveza San Juan Capistrano, CA 92675-4824
Phone: (949) 443-3355 Toll-Free: (888) 443-3310 Fax: (949) 443-3366
www.chromavision.com

The Board of Directors recommends a vote FOR the election of all nominees for director and FOR Proposal 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS

	FOR all nominees listed	WITHHELD AUTHORITY
	(except as marked	to vote for all
	to the contrary)	nominees listed

Nominees:
01 Carl W. Apfelbach
02 Douglas S. Harrington, M.D. 03 Michael F. Cola	☐	☐
04 N. Jeffrey Klauder
05 Irwin Scher, M.D.
06 Frank P. Slattery, Jr.
07 Thomas R. Testman
08 Jon R. Wampler

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

	FOR	AGAINST	ABSTAIN

2. ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN	☐	☐	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Dated:                                            , 2003

Signature

Signature if held jointly

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON
THIS PROXY CARD.

If shares are jointly owned, you must both sign.

Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

- FOLD AND DETACH HERE -

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/cvsn		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.